Exhibit 99.1

FTC Solar Appoints Pablo Barahona to Board of Directors

AUSTIN, Texas — August 16, 2024 – FTC Solar, Inc. (Nasdaq: FTCI), a leading global provider of solar tracker systems, software, and engineering services, today announced the appointment of Pablo Barahona to its Board of Directors, effective August 12, 2024. Mr. Barahona replaces Isidoro Quiroga Cortes, who resigned from the Board effective August 11, 2024, after more than four years of service to the Board.

“We’re pleased to welcome Pablo to the FTC Solar Board of Directors,” said Shaker Sadasivam, Chairman of the Board, FTC Solar. “Pablo’s vast knowledge of different economic sectors across global markets particularly in Latin America and Europe and significant experience in corporate governance and dealing with government agencies will be an important asset to the Board and the company as we continue to expand our served markets and capitalize on the strength of our broadened product offering across 1P and 2P tracker configurations.”

Mr. Barahona brings more than 30 years of international experience to FTC Solar. He most recently served as President of Global Retail Markets West for Liberty Mutual, overseeing operations in Latin America and Europe, including Brazil, Chile, Colombia, Ecuador, Venezuela, Spain, Portugal, and Ireland from January 2016 through June 2024. Prior to that, he served as President and CEO of Liberty Seguros Brazil from 2012 to 2014. Earlier in his career, he served as President and CEO of Liberty Seguros Chile, General Manager of Asesorias e Inversiones Benjamin S.A. and CEO of Compania de Seguros PanAmerican. He served as Chairman of the Board for several Liberty Mutual subsidiaries between 2011 and 2019, including in Spain, Colombia, Ecuador, Brazil, Chile, and Portugal. Mr. Barahona earned a master's degree in economics from Duke University and a Bachelor of Arts degree from Universidad De Chile.

I am honored to join the Board of Directors at FTC Solar, a company at the forefront of clean energy innovation,” said Pablo Barahona. “FTC Solar’s commitment to continuous advancement and its positioning in such a strong long-term growth market is incredibly exciting. I look forward to contributing to the success of the organization as it looks to optimize solar projects for customers around the world.”

About FTC Solar Inc.

Founded in 2017 by a group of renewable energy industry veterans, FTC Solar is a leading provider of solar tracker systems, technology, software, and engineering services. Solar trackers significantly increase energy production at solar power installations by dynamically optimizing solar panel orientation to the sun. FTC Solar’s innovative tracker designs provide compelling performance and reliability, with an industry-leading installation cost-per-watt advantage.

Forward-Looking Statements

This press release contains forward looking statements. These statements are not historical facts but rather are based on our current expectations and projections regarding our business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not rely on our forward-looking statements as predictions of future events, as actual results may differ materially from those in the forward-looking statements because of several factors, including those described in more detail above and in our filings with the U.S. Securities and Exchange Commission, including the section entitled “Risk Factors” contained therein. FTC Solar undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.

FTC Solar Investor Contact:

Bill Michalek
Vice President, Investor Relations
FTC Solar
T: (737) 241-8618
E: IR@FTCSolar.com

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